EXHIBIT 23.2

     CONSENT OF GRANT THORNTON LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

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                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

We have issued our report dated March 2, 2001 accompanying the consolidated financial statements of Xechem International, Inc. as of December 31, 2000 and for the year then ended included in the Annual Report on Form 10-KSB for the year ended December 31, 2000, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

GRANT THORNTON, LLP

New York, New York
October 15, 2001